Exhibit 10.22

INSTALLMENT NOTE

INSTALLMENT (INTEREST ONLY)

Escrow No. 628409-SG

$32,000.00 Yucca Valley, California January 25, 2011

In installments as herein stated, for value received, I promise to pay to

Joshua Tree Holdings, LLC, a California Limited Liability Company or order,

at place as designated by payee, the sum of **THIRTY-TWO THOUSAND AND 00/100** DOLLARS,

with interest from 5/17/2011, on the unpaid principal, at the rate of **6.50** percent per annum. INTEREST ONLY payable in Monthly installments of

ONE HUNDRED SEVENTY-THREE AND 33/100 DOLLARS, (**$173.33**),

OR MORE on the same day of each and every month, beginning on 6/17/2011, and continuing until 5/17/2013, at which time the remaining unpaid principal balance and interest accrued thereon shall become immediately due and payable.

Anything herein to the contrary notwithstanding, in the event of a voluntary sale, transfer or conveyance of all or any portion of the property described herein, any indebtedness or obligation hereunder, shall at the option of the holder hereof, immediately become due and payable.

This note is subject to Section 2966 of the Civil Code, which provides that the holder of this note shall give written notice to the Trustor, or his successor in interest, of prescribed information at least 90 and not more than 150 days before any balloon payment is due.

In the event that any payment, or any portion thereof, due hereunder is not received by the Payee within 10 days after the due date thereof, the undersigned agrees to pay to Payee, in addition to the regular monthly payment, a late charge of 10%.

Each payment shall be credited on interest then due, and the remainder on principal; and interest shall thereupon cease upon the principal so credited. Should default be made in payment of any installment when due the whole sum of principal and interest shall become due at the option of the holder of this note. Principal and interest payable in lawful money of the United States. If action be instituted on this note I promise to pay such sum as the Court may fix as attorney's fees. This note is secured by a Deed of Trust to **Fidelity National Title Company, a California Corporation**, herein called Trustee.

Coronus Energy Corp.

By: [signature]

DO NOT DESTROY THIS NOTE: When paid, this note and the Deed of Trust must be surrendered to Trustee for cancellation, before reconveyance will be made.